SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 30, 2001
(Date of earliest event report):  January 23, 2001


                 ADVANTAGE MARKETING SYSTEMS, INC.
      (Exact Name of Registrant as Specified in its Charter)


     OKLAHOMA                001-13343               73-1323256
  (State or Other        (Commission File           (IRS Employer
  Jurisdiction of             Number)              Identification
 Incorporation or                                      Number)
   Organization)

 2601 N.W. Expressway, Suite 1210W, Oklahoma City, OK       73112
     (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code:  (405)842-0131

ITEM 6.  Resignation of Registrant's Director.

          Effective January 23, 2001, Dr. Joseph B. Williams resigned as President, Chief Financial Officer and a director of the Company. Mr. Williams had served as President, Chief Financial Officer and a director for approximately eight months. Mr. Williams claims that his resignation was the result of his disagreement with loans made by the Company to its officers, directors and employees, as well as his disagreements with other executive officers of the Company regarding disclosures in press releases, Christmas bonus payments, employee hirings, managerial styles and misunderstandings relating to his employment by the Company. The Company believes Mr. Williams' concerns are without merit. Mr. Williams was asked to resign on January 19, 2001 because of his animosity toward and lack of cooperation with members of the Company's executive team. From October 2000 to the date of resignation, the Company permitted Mr. Williams to operate off site for three weeks of each month, all in an effort to alleviate tensions between management and Mr. Williams.

          The Company has disclosed all officer, director or employee loans that are required to be disclosed in its Forms 10-K and other reports requiring such disclosure. The Company also adopted a policy on December 17, 1996 that ensures any officer, director or employee loan is approved by a majority of not less than two of the Company's disinterested independent directors, and is on terms no less favorable than could be obtained by unaffiliated parties.

          Mr. Williams claims that the Company's press release of December 15, 2000 announcing the termination of its acquisition of Universal Nutrition Corporation was misleading because it failed to specifically set forth the reasons why the parties could not reach a mutually agreeable definitive agreement. The press release was issued to inform investors that the negotiations had ended, not to disclose the confidential reasons for terminating negotiations.

          Mr. Williams did not have an employment agreement with the Company. Claims made by Mr. Williams appear to be for expense reimbursements, which the Company believes are immaterial. If due and owing, the expense reimbursements will be paid by the Company. Finally, the Company's independent directors are continuing to review the concerns expressed by Mr. Williams. If, in their opinion, the views expressed by Mr. Williams require additional consideration, the Company will take all actions it deems necessary to address Mr. Williams' concerns.

Item 7.  Financial Statements and Exhibits

   (c)   Exhibits

99.1     Letter of resignation from Dr. Joseph B. Williams.

99.2 Withdrawal and reissuance of letter of resignation from Dr. Joseph B. Williams

                             SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      ADVANTAGE MARKETING SYSTEMS, INC.

                                           REGGIE COOK
                                      By:  Reggie Cook
                                           Chief Financial Officer
Date:  January 30, 2001

                              EXHIBIT INDEX

Exhibit
No.         Description                 Method of Filing
-------     -----------                 ----------------
99.1        Letter of resignation from  Filed herewith electronically
            Dr. Joseph B. Williams

99.2        Withdrawal and reissuance   Filed herewith electronically
            of letter of resignation
            from Dr. Joseph B. Williams